Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2020 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the year ended December 31, 2020:

●	Net revenues of $41.7 million
●	Gross Profit of $21.0 million, or 50.2% of net revenue
●	Net loss of $8.1 million, which includes $6.1 million in onetime charges, of which $5.0 million is non-cash and $1.1 million is additional Holzworth earn-out
●	Non-GAAP Adjusted EBITDA of $1.8 million
●	Cash flow from Operations of $3.0 million, compared to $0.1 million for the same period last year
●	Backlog at December 31, 2020 was $8.3 million, a $4.5 million 117% year-over-year increase
●	Software and services were 17% of our year-end backlog compared to 6% last year

Highlights for the quarter ended December 31, 2020:

●	Net revenues of $10.3 million
●	Gross Profit of $5.2 million, or 50.4% of net revenue
●	Net loss of $5.5 million, which includes $6.1 million in onetime charges, of which $5.0 million is non-cash and $1.1 million is additional Holzworth earn-out
●	Non-GAAP Adjusted EBITDA of $0.6 million
●	New Customer orders of $13.1 million
●	Book-to-Bill ratio of 1.27, representing the highest level in 3 years

March 19, 2021

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the fourth quarter and twelve months ended December 31, 2020.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “2020 was a year of progress as we worked hard to overcome the challenges associated with the global pandemic and the declines in demand from our former largest customer. Our progress is a testament to the resilience and dedication of our employees, as well as the power of our global brands. During one of the most challenging years for any business, we controlled our costs, increased our gross profit margins, diversified our customer base and built our backlog with four strong quarters of bookings heading into 2021.”

Mr. Whelan continued, “We also successfully completed and integrated the Holzworth acquisition during 2020. Holzworth continues to exceed our expectations as a result of the integration into our sales channels and customer base, and we realized strong revenue growth with new customers. We also announced our NXP collaboration, which in its first year has already led to new customers and new software contracts. Holzworth and our NXP partnership are expected to meaningfully contribute to our growth in 2021 and beyond.”

“Across all our product groups, we are focused on aligning our resources to the expected secular growth in 5G investments, increasing demands for test & measurement solutions and the requirements of private network buildouts. Looking into 2021, we expect to make meaningful progress against our strategic plan outlined during last year’s annual meeting, which includes our goals of returning to double-digit organic growth, maintaining gross margin above 50% and improving operating margins.”

The Company expects first quarter 2021 revenues and bookings to be comparable to the fourth quarter of 2020.

Full Year 2020 Operating Results:

●	Net revenues declined 14.7% from the prior year due to lower sales of digital signal processing hardware cards, partially offset by higher margin software and services revenue and the revenue contribution from Holzworth.
●	Gross profit margin increased from 45.6% to 50.2% due to higher margin CommAgility software and services revenue and the contribution of higher margin Holzworth product sales.
●	Backlog increased $4.5 million, or 117% year-over-year, representing a $1.2 million increase from the addition of Holzworth, as well as strong bookings and an increased backlog for our CommAgility solutions.
●	Operating expenses increased $5.3 million from the prior year due to $5.0 million in onetime non-cash charges, $1.1 million of additional Holzworth earn-out charges, and the inclusion of Holzworth operating expenses of $2.6 million, partially offset by other operating expense reductions.
●	GAAP net loss of $8.1 million compared to a net loss of $0.4 million in the prior year. The increase in net loss was driven primarily by $5.0 million of non-cash charges and $1.1 million of additional Holzworth earn-out charges and lower gross profit.
●	Adjusted EBITDA was $1.8 million compared to $2.5 million in the prior year. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss is provided later in this press release.

Cash Flow and Balance Sheet

●	Cash flow from operations of $3.0 million.
●	Cash of $4.9 million at December 31, 2020, compared to $4.2 million at December 31, 2019.
●	No outstanding borrowings under the asset-based revolver and availability of $7.2 million after giving effect to borrowing base calculations as of December 31, 2020.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call on March 19, 2021 at 8:30 a.m. EDT in which management will discuss fourth quarter and year-end 2020 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 248191. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/39641

A replay will be made available on the Wireless Telecom website following the conference call.

Contact:

Mike Kandell 973-386-9696

SM Berger and Company 216-464-6400

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP adjusted EBITDA is included as an attachment to this press release.

The Company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected adjusted EBITDA margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses, general and administrative expenses, non-cash goodwill impairment charges and loss on change in fair value of contingent consideration. The Company defines non-GAAP operating expenses (“Non-GAAP opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration, non-cash goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs and expenses.

The Company views adjusted EBITDA, adjusted EBITDA margin and non-GAAP opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that adjusted EBITDA and non GAAP opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, our expectation to make meaningful progress against our strategic plan as outlined during the annual meeting last year, which includes our goals of double-digit organic growth, maintaining gross margins above 50%, and improved operating margins; to have comparable sequential revenue and bookings from Q4 2020 in the first quarter of 2021; and improving market dynamics and our expectation of continuing investment in 5G, increasing demands for test & measurement solutions and the requirements of private network buildouts. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the impact of the coronavirus outbreak on customer orders, supply chain and the Company’s operations; the ability of the Company to obtain forgiveness of the PPP loan pursuant to the CARES Act and provisions of the PPP; the demand for private 4G LTE and 5G private networks; the loss of any significant customers of the Company; the ability of management to successfully implement the Company’s business plan and strategy; management’s ability to integrate the Holzworth business successfully; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom Group, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
Net revenues	$10,343	$11,569	$41,748	$48,921

Cost of revenues	5,125	5,965	20,781	26,632

Gross profit	5,218	5,604	20,967	22,289

Operating expenses
Research and development	1,309	1,361	6,389	5,917
Sales and marketing	1,844	1,959	6,955	7,677
General and administrative	2,586	2,834	9,907	10,174
Goodwill impairment	4,742	-	4,742	-
Loss on change in fair value of contingent consideration	1,073	-	1,073	-
Total operating expenses	11,554	6,154	29,066	23,768

Operating loss	(6,336)	(550)	(8,099)	(1,479)

Other income/(expense)	(66)	(275)	187	(2)
Interest expense	(258)	(57)	(985)	(305)

Loss before taxes	(6,660)	(882)	(8,897)	(1,786)

Tax benefit	(1,162)	(1,117)	(809)	(1,372)

Net loss	$(5,498)	$235	$(8,088)	$(414)

Other comprehensive income/(loss):
Foreign currency translation adjustments	595	1,103	190	539
Comprehensive income/(loss)	$(4,903)	$1,338	$(7,898)	$125

Loss per share:
Basic	$(0.25)	$0.01	$(0.37)	$(0.02)
Diluted	$(0.25)	$0.01	$(0.37)	$(0.02)

Weighted average shares outstanding:
Basic	21,734	21,130	21,657	21,111
Diluted	21,734	21,630	21,657	21,111

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	December 31	December 31
	2020	2019
CURRENT ASSETS
Cash & cash equivalents	$4,910	$4,245
Accounts receivable - net of reserves of $38 and $69, respectively	5,520	6,152
Inventories - net of reserves of $1,129 and $969, respectively	8,796	7,325
Prepaid expenses and other current assets	2,172	1,871

TOTAL CURRENT ASSETS	21,398	19,593

PROPERTY PLANT AND EQUIPMENT - NET	1,824	2,147

OTHER ASSETS
Goodwill	11,512	10,069
Acquired intangible assets, net	5,242	2,219
Deferred income taxes, net	5,701	6,013
Right of use assets	1,680	1,436
Other	561	874

TOTAL OTHER ASSETS	24,696	20,611

TOTAL ASSETS	$47,918	$42,351

CURRENT LIABILITIES
Short term debt	$512	$2,696
Accounts payable	1,546	2,227
Short term leases	534	440
Accrued expenses and other current liabilities	7,997	2,657
Deferred revenue	924	42

TOTAL CURRENT LIABILITIES	11,513	8,062

LONG TERM LIABILITIES
Long term debt	8,895	-
Long term leases	1,200	1,018
Other long term liabilities	82	77
Deferred tax liability	377	503
TOTAL LONG TERM LIABILITIES	10,554	1,598

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized 34,888,904 and 34,488,252 shares issued, 21,669,361 and 21,300,252 shares outstanding	349	345
Additional paid in capital	50,163	49,062
Retained earnings/(deficit)	(946)	7,142
Treasury stock at cost, 13,219,543 and 13,188,000 shares	(24,556)	(24,509)
Accumulated other comprehensive income	841	651
TOTAL SHAREHOLDERS’ EQUITY	25,851	32,691

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,918	$42,351

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Twelve Months
	Ended December 31
	2020	2019
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net loss	$(8,088)	$(414)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,238	2,151
Goodwill impairment	4,742	-
Amortization of debt issuance fees	297	63
Share-based compensation expense	474	584
Deferred rent	(29)	(24)
Deferred income taxes	178	(551)
Provision for doubtful accounts	(31)	25
Inventory reserves	157	103
Changes in assets and liabilities, net of acquisition:
Accounts receivable	1,209	2,465
Inventories	(186)	(502)
Prepaid expenses and other assets	923	42
Accounts payable	(842)	(1,055)
Payment of contingent consideration	-	(772)
Accrued expenses and other liabilities	1,938	(2,035)
Net cash provided by operating activities	2,980	80

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital expenditures	(364)	(392)
Acquisition of business, net of cash acquired	(8,246)	(426)
Net cash used by investing activities	(8,610)	(818)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings	39,935	36,544
Revolver repayments	(42,289)	(35,712)
Term loan borrowings	8,400	-
Term loan repayments	(426)	(152)
Debt issuance fees	(1,327)	(110)
Paycheck Protection Program loan	2,045	-
Payment of contingent consideration	-	(782)
Proceeds from exercise of stock options	16	-
Tax withholding payments for vested equity awards	(46)	-
Net cash provided/(used) by financing activities	6,308	(212)

Effect of exchange rate changes on cash and cash equivalents	(13)	181
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	665	(770)

Cash and cash equivalents, at beginning of period	4,245	5,015

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$4,910	$4,245

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$703	$185
Cash paid during the period for income taxes	$65	$108

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands)

	Three months ended December 31
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$3,112	$5,312	30.1%	45.9%	$(2,200)	-41.4%
Test and measurement	6,537	4,348	63.2%	37.6%	2,189	50.3%
Radio, baseband, software	694	1,909	6.7%	16.5%	(1,215)	-63.6%
Total net revenues	$10,343	$11,569	100.0%	100.0%	$(1,226)	-10.6%

	Three months ended December 31
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$1,119	$2,323	36.0%	43.7%	$(1,204)	-51.8%
Test and measurement	3,896	2,478	59.6%	57.0%	1,418	57.2%
Radio, baseband, software	202	803	29.1%	42.1%	(601)	-74.8%
Total gross profit	$5,217	$5,604	50.4%	48.4%	$(387)	-6.9%

	Twelve months ended December 31
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$17,667	$21,830	42.3%	44.6%	$(4,163)	-19.1%
Test and measurement	20,551	13,566	49.2%	27.7%	6,985	51.5%
Radio, baseband, software	3,530	13,525	8.5%	27.7%	(9,995)	-73.9%
Total net revenues	$41,748	$48,921	100.0%	100.0%	$(7,173)	-14.7%

	Twelve months ended December 31
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$7,695	$9,216	43.6%	42.2%	$(1,521)	-16.5%
Test and measurement	11,347	7,320	55.2%	54.0%	4,027	55.0%
Radio, baseband, software	1,925	5,753	54.5%	42.5%	(3,828)	-66.5%
Total gross profit	$20,967	$22,289	50.2%	45.6%	$(1,322)	-5.9%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
GAAP Net income/(loss), as reported	$(5,498)	$235	$(8,088)	$(414)
Tax benefit	(1,162)	(1,117)	(809)	(1,372)
Depreciation and amortization expense	607	480	2,238	2,151
Interest expense/(Income)	241	57	968	305
Non-GAAP EBITDA	(5,812)	(345)	(5,691)	670
Stock compensation	114	24	474	584
Merger and acquisition/integration	-	845	243	845
Restructuring costs	3	127	122	250
Inventory impairment recovery	-	(2)	(32)	(20)
US GAAP purchase accounting	116	-	664	-
Change in fair value of contingent consideration	1,073	-	1,073	-
FX (gain)/loss	75	286	(64)	29
Goodwill impairment	4,742	-	4,742	-
Deferred S-3 costs	255	-	255	-
Non recurring arbitration legal costs	37	(39)	23	117
Non-GAAP adjusted EBITDA	$603	$896	$1,809	$2,475

RECONCILIATION OF OPEX TO NON-GAAP OPEX

(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
GAAP opex	$11,554	$6,154	$29,066	$23,768
Stock compensation	(114)	(24)	(474)	(584)
Merger and acquisition/integration	-	(845)	(243)	(845)
Restructuring costs	(3)	(127)	(122)	(250)
US GAAP purchase accounting	(116)	-	(216)	-
Depreciation & amortization (ex. COGS)	(447)	(429)	(1,803)	(1,908)
Change in fair value of contingent consideration	(1,073)	-	(1,073)	-
Goodwill impairment	(4,742)	-	(4,742)	-
Deferred S-3 costs	(255)	-	(255)	-
Non recurring arbitration legal costs	(37)	39	(23)	(117)
Non GAAP opex	$4,767	$4,768	$20,115	$20,064